GUARANTY OF PAYMENT
                               -------------------

         For value received, the undersigned hereby unconditionally guarantees the payment of the indebtedness evidenced by the Note in the original principal amount of $325,000.00 dated March 31, 2000 executed by McLEAN VENTURES CORPORATION, a Virginia corporation in favor of AMERICAN ACCESS TECHNOLOGIES, INC. and all extensions or renewals thereof, and all expenses (including attorney's fees) incurred in the collection thereof, the enforcement of rights under any security therefor and the enforcement hereof, and waives presentment, demand, notice of dishonor, protest and all other notices whatever, and agrees that the holder of the Note may from time to time extend or renew the Note for any period (whether or not longer than the original period of the Note), may, from time to time and without notice, surrender, compromise, substitute or exchange all or any part of the collateral described on the reverse hereof arid may grant any releases, compromises or indulgences with respect to the Note or any extension or renewal thereof of any security thereof or to any party liable thereunder or hereunder (including but not limited to failure or refusal to exercise one or more of the rights or remedies provided by the Note), all without notice or consent of any of the undersigned and without affecting the liability of the undersigned hereunder, any of whom may be sued by the holder hereof with or without first contemporaneously suing such other persons, or otherwise seeking or proceeding to collect from them.

         The undersigned endorser, surety and/or guarantor hereby expressly consents to any release involving the obligation herein by the above-named lender or all endorsers, sums, and/or guarantors jointly and severally liable herein with the undersigned. Such consent shall not be deemed to affect the release, in whole, in part, and/or in any pro-rata share or formula, of the undersigned or other remaining unreleased endorsers, sureties, and/or guarantors. The undersigned further expressly consents to (1) a reservation or rights to the lender to demand and secure payment in the event of default from the undersigned and any and all other remaining unreleased endorsers, sureties, and/or guarantors of any remaining indebtedness secured hereby; and (2) an express waiver of any right to demand and/or seek indemnification from any other endorser, surety, and/or guarantor who may have been released in part, or in toto, by said lender.

                                                     /S/ Manuel E. Iglesias
                                                     ----------------------
                                                     Manuel E. Iglesias
                                                     814 Ponce de Leon
                                                     Suite 410
                                                     Coral Gables, FL 33134